                                                                   EXHIBIT 99.2

                                VALUECLICK, INC.

                             1999 STOCK OPTION PLAN

                                 PLAN AMENDMENT

         The ValueClick, Inc. 1999 Stock Option Plan (the "Plan") is hereby amended, effective October 8, 1999, as follows:

         1. The first sentence of Section 1 is hereby amended to read as follows:

         The Company shall reserve TWO MILLION (2,000,000) shares (the "Shares") of its Common Stock, with a par value $0.001 (the "Common Stock") to be issued upon exercise of the Options which may be granted from time to time under this Plan (the "Options").

         2. Except as modified by this Plan Amendment, all the existing terms and provisions of the Plan shall continue in full force and effect.

         IN WITNESS  WHEREOF,  ValueClick,  Inc.  has caused  this
Plan Amendment to be executed on its behalf by its duly authorized officer on this 8th day of October, 1999.

                                           VALUECLICK, INC.,

                                           a Delaware corporation

                                           By: /s/ KURT A. JOHNSON
                                               --------------------
                                           Name:    Kurt A. Johnson
                                           Title:   Chief Financial Officer